UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Baxter License and Collaboration Agreement

On September 23, 2014, Merrimack Pharmaceuticals, Inc. (“Merrimack”), on the one hand, and Baxter International Inc., Baxter Healthcare Corporation and Baxter Healthcare SA (collectively “Baxter”), on the other hand, entered into a License and Collaboration Agreement (the “Agreement”) for the development and commercialization of Merrimack’s product candidate MM-398 outside of the United States and Taiwan (the “Licensed Territory”).

Under the Agreement, Merrimack granted Baxter an exclusive, royalty-bearing right and license under Merrimack’s patent rights and know-how to develop and commercialize MM-398 in the Licensed Territory. Baxter is responsible for using commercially reasonable efforts to develop, obtain regulatory approvals for and, following regulatory approval, commercialize MM-398 in the Licensed Territory, including in a specified number of specified major countries in each of Asia, Europe and the remainder of the Licensed Territory.

A joint steering committee comprised of an equal number of representatives from each of Merrimack and Baxter is responsible for approving changes to the global development plan for MM-398, including all budgets, and overseeing the parties’ development and commercialization activities with respect to MM-398. Unless otherwise agreed, Merrimack will be responsible for conducting all clinical trials contemplated by the global development plan for MM-398.

Under the Agreement, Baxter will pay Merrimack a non-refundable fee of $100 million. In addition, Merrimack is eligible to receive from Baxter (i) up to an aggregate of $100 million upon the achievement of specified research and development milestones, (ii) up to an aggregate of $520 million upon the achievement of specified regulatory milestones and (iii) up to an aggregate of $250 million upon the achievement of specified sales milestones. Merrimack and Baxter will share equally the cost of conducting all clinical trials contemplated by the global development plan, except that Merrimack will be responsible for the first $98.8 million of costs related to the development of MM-398 for pancreatic cancer patients who have not previously received gemcitabine.

Merrimack is also entitled to tiered, escalating royalties ranging from sub-teen double-digit to low twenties percentages of net sales of MM-398 in the Licensed Territory. In general, Baxter’s obligation to pay Merrimack royalties continues on a product-by-product and country-by-country basis until the latest of the expiration of the patent rights covering the product in such country, the expiration of all regulatory exclusivity applicable to the product in such country or ten years after the first commercial sale of the product in such country.

Merrimack and Baxter will enter into a commercial supply agreement pursuant to which Merrimack will supply MM-398 bulk drug substance to Baxter and, at Baxter’s option, may manage fill and finish activities to be conducted by a third party contract manufacturer for Baxter. Baxter also has the option to manufacture MM-398 itself, in which case Merrimack will perform a technology transfer of its manufacturing process to Baxter.

In addition, Merrimack granted Baxter a right of first negotiation to obtain a license to develop and commercialize MM-111, MM-141 and MM-302 outside of the United States.

Baxter has agreed that, subject to limited exceptions, until September 23, 2017, neither Baxter nor any of its affiliates will (1) effect or seek, offer or propose to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose to effect or cause or participate in, any acquisition of any of Merrimack’s securities or assets, any tender or exchange offer, merger or other business combination involving Merrimack, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Merrimack, or any solicitation of proxies or consents to vote any of Merrimack’s voting securities; (2) form, join or in any way participate in a group with respect to any of Merrimack’s securities; (3) otherwise act, alone or in concert with others, to seek to control or influence Merrimack’s management, board of directors or policies; (4) take any action that might force Merrimack to make a public announcement regarding the foregoing; or (5) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

If not terminated earlier, the Agreement will expire upon expiration of all royalty and other payment obligations of Baxter under the Agreement. Upon expiration (but not earlier termination) of all royalty payment obligations due to Merrimack under the Agreement in a particular country, the licenses granted to Baxter under the Agreement will be deemed to be perpetual and fully paid-up in such country. Either party may terminate the Agreement in the event of an uncured material breach by the other party. Baxter may also terminate the Agreement on a product-by-product, country-by-country or sub-territory-by-sub-territory basis or in its entirety for its convenience upon 180 days’ prior written notice. In addition, Merrimack may terminate the Agreement if Baxter challenges or supports any challenge of Merrimack’s licensed patent rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which Merrimack expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2014.

Amendment to PharmaEngine Assignment, Sublicense and Collaboration Agreement

On September 22, 2014, Merrimack entered into an amendment (the “Amendment”) to the Assignment, Sublicense and Collaboration Agreement (the “PEI Agreement”) with PharmaEngine, Inc. (“PEI”) pursuant to which:

•	Sublicense Revenue (as defined in the PEI Agreement) now excludes upfront fees and up to $150 million of research and development milestone payments;

•	the portion of Sublicense Revenue that Merrimack is required to pay to PharmaEngine was reduced;

•	Merrimack will make a $7.0 million milestone payment to PEI as a result of entering into the Agreement with Baxter; and

•

Merrimack’s obligation to make an additional $5.0 million milestone payment to PEI that was previously triggered by the award of certain specified regulatory designations with respect to filing submissions to the U.S. Food and Drug

Administration (the “FDA”) is now triggered upon acceptance by the FDA of a New Drug Application for MM-398, provided that if such acceptance has not occurred by April 1, 2015, Merrimack will make the payment required for this milestone no later than April 30, 2015.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which Merrimack expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2014.

Item 1.02. Termination of a Material Definitive Agreement.

On September 23, 2014, Merrimack Pharmaceuticals (Bermuda) Ltd. (“Merrimack Bermuda”), a wholly owned subsidiary of Merrimack, merged with and into Merrimack, with Merrimack being the surviving corporation (the “Merger”). As a result of the Merger, all intercompany agreements between Merrimack and Merrimack Bermuda, including that certain License Agreement, dated as of September 26, 2005 and amended on June 30, 2011 (the “License Agreement”), terminated and are of no further force or effect. Pursuant to the License Agreement, Merrimack Bermuda previously held certain intellectual property rights with respect to MM-398.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: September 24, 2014	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Vice President and General Counsel